SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K


                 CURRENT REPORT UNDER TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (date of earliest event reported): September 17, 1997
                        Commission File Number:  0-10104


                            LA TEKO RESOURCES LTD.

             (Exact Name of Registrant as Specified in its Charter)


             BRITISH COLUMBIA                       87-0483319

     (State or other jurisdiction of              (IRS Employer
      incorporation or organization)           Identification No.)



     625 HOWE STREET, SUITE 500
             VANCOUVER, B.C.                         V6C 2T6

     (Address of Principal Executive                (Zip Code)
                 Offices)


              Registrant's Telephone Number, including Area Code:
                               (604) 688-0833


                               NOT APPLICABLE

     (Former name, former address, and formal fiscal year, if changed since last report)


-------------------------------------------------------------------------------
                             ITEM 5:  OTHER EVENTS
-------------------------------------------------------------------------------

La Teko Resources Ltd. (the "Company") announced on September 17, 1997, that Newmont Exploration Limited ("Newmont"), joint venture operator, has provided initial results from the Phase II exploration program on the True North Joint Venture project, Fairbanks Mining District, Alaska. A promising new gold zone, named the Merlyn, has been intersected in three drill holes. Hole TN-648 intersected 30 feet grading 0.314 oz. Au/ton of sulfide mineralization at 180 feet depth and hole TN-661 intersected 25 feet grading 0.118 oz. Au/ton of probable oxide mineralization at 65 feet depth. Assays are awaited for the third intercept. The Merlyn Zone is located west of the Shepard deposit. Newmont is continuing to test other new targets developed through geological, structural, and alteration studies based on patterns identified from the known gold zones at True North. This work is part of Newmont's expanded $3.7 million program for the True North joint venture in 1997.

In a new aspect of the program, Newmont has commenced initial engineering studies. A 2,000 foot, larger diameter (PQ - 3 3/8 inch) core drilling program is in progress in the Hindenburg and Shepard deposits to extract mineralized material for metallurgical testing. Surface bulk sampling from the Hindenburg and Shepard deposits for large diameter column leach testing is under consideration. Preliminary studies for the placement of leach pads and waste dumps, which will include drilling to examine soil and bedrock conditions, are also underway.

Newmont has also added two additional parcels of land which will become part of the True North joint venture. A 263 acre Exclusive Minerals Exploration Permit with the Alaska Mental Health Trust Authority was assigned to Newmont from Placer Dome U.S., Inc. One of four holes drilled last year on this block intersected 62 feet grading 0.054 oz. Au/ton, starting from bedrock surface.
The second block consists of 38 State of Alaska mining claims covering approximately 1,520 acres acquired from BSTC Corporation. This brings the total area of the True North joint venture lands to approximately 10,794 acres, or
16.9 square miles, nearly four times the size of the property when it was originally optioned to Newmont in 1995.

Based on drilling to the end of 1996, Newmont calculated a mineral inventory of 18,208,000 tons at an average grade of 0.072 oz. Au/ton, for a contained gold resource of 1,311,899 ounces of gold (see June 5, 1997 news release). The Company believes the 1997 Phase I program has expanded this resource significantly. Project drilling statistics to date are as follows:


                      Pre-1977          Jan-Aug 1997      Project Totals
                    --------------     ---------------    ---------------
                    No.    Footage     No.     Footage    No.     Footage
                    ---    -------    ---      -------    ---     -------
RC Drill Holes      444    116,836     93       32,650    537     149,486
Core Drill Holes    109     39,888      -            -    109      39,888
                    ---    -------    ---      -------    ---     -------
Total Drill
Holes               553    156,724     93       32,650    656     189,374
                    ===    =======    ===      =======    ===     =======

[Map attached indicating location of existing and new acreage.]

La Teko Resources Ltd. is a gold exploration company concentrating its efforts in the prolific Fairbanks Mining District of Alaska. The Company has no debt and $1.0 million in working capital.


-------------------------------------------------------------------------------
                                   SIGNATURES
-------------------------------------------------------------------------------


      Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          LA TEKO RESOURCES LTD.


Dated:  September 18, 1997                  By /s/Gerald G. Carlson, President










                              - 4 -